                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  Midas, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                  Midas, Inc.
              1300 Arlington Heights Road, Itasca, Illinois 60143

                                                                 March 30, 2000

Dear Shareholder:

   It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Midas, Inc. to be held on Thursday, May 11, 2000, at 11:00 a.m., local time, in the O'Hare Hilton Hotel, O'Hare International Airport, Chicago, Illinois.

   At the annual meeting, we will ask you to consider and vote upon the election of two directors and a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas. We will also discuss Midas' performance and respond to your questions.

   The formal notice of annual meeting and the proxy statement follow. Your vote is important, regardless of the size of your holdings. Even if you plan to attend the annual meeting, you may vote your shares via a toll-free telephone number or via the internet or you may complete, sign and date our enclosed proxy card and return it in the enclosed postage-paid envelope. Instructions regarding all three methods of voting are contained on the proxy card. If you attend the annual meeting and prefer to vote in person, you may do so.

   We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ Wendel H. Province

                                          Wendel H. Province
                                            Chairman and
                                          Chief Executive Officer

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERSOF MIDAS, INC.

Date:Thursday, May 11, 2000

Time:11:00 a.m., local time

Place:O'Hare Hilton Hotel
     O'Hare International Airport
     Chicago, Illinois 60666

Purposes:

  . To elect two directors to terms of office expiring at the 2003 Annual
    Meeting of Shareholders;

  . To consider a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 30, 2000; and

  . To conduct other business if properly raised.

Record Date: The close of business on March 23, 2000.

   The matters to be acted upon at the annual meeting are described in the accompanying proxy statement.

                                         By Order of the Board of Directors
                                         Robert H. Sorensen
                                         Corporate Secretary

Chicago, Illinois
March 30, 2000

NOTE:
    In order to assure the presence of a quorum at the annual meeting, please vote your shares via a toll-free telephone number or via the internet or complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the annual meeting. By promptly voting, you will reduce the expenses of this proxy solicitation. You may revoke your proxy at any time before it is voted.

                               TABLE OF CONTENTS

MIDAS, INC..................................................................   1

THE ANNUAL MEETING..........................................................   1
  Attending the Annual Meeting..............................................   1
  This Proxy Statement......................................................   1
  Street Name Holders and Record Holders....................................   1
  Matters to be Considered..................................................   1
  How Record Holders Vote...................................................   2
  Employees Who are Shareholders............................................   2
  Quorum Requirement........................................................   2
  Non-Votes.................................................................   2
  The Vote Necessary for Action to be Taken.................................   3
  Revocation of Proxies.....................................................   3
  Other Matters.............................................................   3

PROPOSAL 1: ELECTION OF DIRECTORS...........................................   4
  Meetings and Committees of the Board......................................   6
  Compensation of Directors.................................................   6

PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS.............................   7

BENEFICIAL OWNERSHIP OF COMMON STOCK........................................   7
  Section 16(a) Beneficial Ownership Reporting Compliance...................   8

EXECUTIVE COMPENSATION AND OTHER INFORMATION................................   8
  Summary Compensation Table................................................   8
  Option Grants in Fiscal 1999..............................................   9
  Option Exercises in Fiscal 1999 and Fiscal Year-End Option Values.........  10
  Pension Plans.............................................................  10
  Termination Benefits......................................................  11
  Report on Executive Compensation..........................................  11
  Performance Graph.........................................................  14

INDEBTEDNESS OF MANAGEMENT..................................................  14

SHAREHOLDER PROPOSALS.......................................................  15

GENERAL.....................................................................  15

                                  MIDAS, INC.

   Our principal executive office is located at 1300 Arlington Heights Road, Itasca, Illinois 60143. Our telephone number is (630) 438-3000. Our website is located at www.midas.com on the internet.

                              THE ANNUAL MEETING

Attending the Annual Meeting

   Our annual meeting will be held on Thursday, May 11, 2000 at 11:00 a.m., local time, in the O'Hare Hilton Hotel, O'Hare International Airport, Chicago, Illinois. If you plan to attend the annual meeting, please check the box on our proxy card.

This Proxy Statement

   We sent you our proxy materials because our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. If you own common stock in more than one account, such as individually and through one or more brokers, you may receive more than one set of proxy materials. In order to vote all of your shares by proxy, you should vote the shares in each different account as described below under "Street Name Holders and Record Holders" and "How Record Holders Vote."

   On March 30, 2000, we began mailing these proxy materials to all shareholders of record at the close of business on March 23, 2000. On the record date, there were approximately 15,662,728 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter submitted to shareholders at the annual meeting.

Street Name Holders and Record Holders

   If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in "street name" and you, as the beneficial owner of those shares, do not appear in Midas' stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform Midas how many of their clients own common stock in street name and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Shortly before the annual meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the annual meeting and vote your street name shares in person, you should contact your broker to obtain a broker's proxy card and bring it to the annual meeting.

   If you are the registered holder of shares, you are the record holder of those shares and you should vote your shares as described below under "How Record Holders Vote."

Matters to be Considered

   At the annual meeting, shareholders will:

  . Elect two directors to terms of office expiring at the 2003 annual meeting of shareholders;

  . Consider a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 30, 2000; and

  . Transact any other business if properly raised.

How Record Holders Vote

   You can vote in person at the annual meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the annual meeting. You can always attend the annual meeting and revoke your proxy by voting in person. There are three ways to vote by proxy:

  . By telephone--You can vote by touch tone telephone by calling toll-free
    1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, 7 days a week, and following the instructions on our proxy card;

  . By internet--You can vote by internet by going to the website http://www.EPROXYVOTE.com/mds and following the instructions on our proxy card; or

  . By mail--You can vote by mail by completing, signing, dating and mailing our enclosed proxy card.

   By giving us your proxy, you are authorizing the individuals named on our proxy card (the proxies) to vote your shares in the manner you indicate. You may (i) vote for the election of both of our director nominees, (ii) withhold authority to vote for both of our director nominees or (iii) vote for the election of one of our director nominees and withhold authority to vote for our other nominee by so indicating on the proxy card. You may vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas.

   If you sign and return our proxy card without indicating your instructions, your shares will be voted FOR:

  . The election of our two director nominees; and

  . Ratification of the appointment of KPMG LLP as the independent auditors of Midas.

   If your shares are held in street name and you plan to attend the annual meeting and vote your shares in person, you should contact your broker to obtain a broker's proxy card and bring it to the annual meeting.

Employees Who are Shareholders

   If you are one of our many employees who participates in the Midas common stock fund under Midas' Retirement Savings Plan (the "Savings Plan"), you will receive from the Savings Plan trustee a request for voting instructions with respect to all of the shares allocated to your Savings Plan account. You are entitled to direct the Savings Plan trustee how to vote your Savings Plan shares. If you do not give voting instructions to the Savings Plan trustee within the time specified by the Savings Plan trustee, your Savings Plan shares will be voted by the Savings Plan trustee in the same proportion as shares held by the Savings Plan trustee for which voting instructions have been received.

Quorum Requirement

   A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the annual meeting are present in person or by proxy, a quorum will exist. Shares owned by Midas are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the annual meeting, please vote your shares via the toll-free telephone number or via the internet or complete, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the annual meeting. Abstentions are counted as present, and non-votes may be counted as present, to establish a quorum.

Non-Votes

   Non-votes occur when shares are specifically indicated as not being voted as to a particular proposal. If you are the registered holder of shares, your shares that you specifically indicate you are not voting as to one or more proposals will not be counted as present at the annual meeting as to those proposals, but will be considered present at the annual meeting as to any proposal on which you vote and, in that case, will count towards the presence of a quorum. If a quorum is present, your unvoted shares as to the election of directors or another proposal will not affect the outcome of the election of directors or whether that proposal is approved or rejected.

   If you own shares through a broker and do not vote, your broker, as the registered holder of your shares, may represent your shares at the annual meeting for the purpose of obtaining a quorum. However, if you do not instruct your broker how to vote, your broker may vote your shares on most proposals, but may specify that the broker is not voting your shares on certain other proposals. These unvoted shares are called "broker non-votes." If a quorum is present, broker non-votes as to a proposal will not affect whether that proposal is approved or rejected.

The Vote Necessary for Action to be Taken

   If a quorum is present at the annual meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors.

   If a quorum is present, ratification of the appointment of KPMG LLP as the independent auditors of Midas requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Accordingly, abstentions with respect to the proposal will be treated as votes against that proposal. Non-votes with respect to the proposal will not affect whether that proposal is approved or rejected.

Revocation of Proxies

   If you are a registered holder of common stock, you may revoke your proxy by giving written revocation to Midas' Corporate Secretary at any time before your proxy is voted, by executing a later-dated proxy card which is voted at the annual meeting or by attending the annual meeting and voting your shares in person or through telephone or internet voting. If your shares are held by a broker, you must contact your broker to revoke your proxy.

Other Matters

   The Board does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. Under our By-laws, generally no business besides the proposals discussed in this proxy statement may be transacted at the annual meeting. However, if any other matter properly comes before the annual meeting, your proxies will act on such matter in their discretion.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors is comprised of six members divided into three classes, with one class of directors elected each year for a three-year term. Five of our six directors are not Midas employees. Only independent directors serve on the Audit and Finance Committee and the Compensation Committee.

   The terms of Herbert M. Baum and Jarobin Gilbert, Jr. expire at the 2000 annual meeting. Messrs. Baum and Gilbert are now directors of Midas. If either nominee fails to stand for election, the proxies named in our proxy card currently intend to vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting.

   The following sets forth information as to each nominee for election at the annual meeting and each director continuing in office.

Nominees for election at the annual meeting to terms expiring in 2003:

                         Director
          Name            Since   Age           Principal Occupation and Directorships
          ----           -------- ---           --------------------------------------
Herbert M. Baum.........   1998    63 Mr. Baum is President and Chief Operating Officer of
                                      Hasbro, Inc. Hasbro designs, manufactures and markets
                                      toys, games, interactive software, puzzles and pre-school
                                      products. Prior to joining Hasbro in January 1999, Mr.
                                      Baum was Chairman and Chief Executive Officer of Quaker
                                      State Corporation, a distributor and retailer of
                                      automotive lubricants, from 1993 to 1999. He was employed
                                      by Campbell Soup Company from 1978 to 1993, where he
                                      served in various positions, including Executive Vice
                                      President and President, Campbell North/South America.
                                      Mr. Baum also serves as a director of Dial Corporation,
                                      Fleming Companies, Inc., Hasbro Inc., Meredith
                                      Corporation and Whitman Corporation. He is past chairman
                                      of the Association of National Advertisers, as well as a
                                      member of the Board of Directors of the American
                                      Marketing Association. Mr. Baum earned his BA degree in
                                      Business Administration from Drake University in 1958.

Jarobin Gilbert, Jr.....   1998    54 Mr. Gilbert is President and Chief Executive Officer of
                                      DBSS Group, Inc., a management, planning and
                                      international trade advisory firm. He is a director of
                                      Whitman Corporation and Venator Group, Inc. He also
                                      serves on the Board of Directors of the American Council
                                      on Germany and the Valley Agency for Youth. He is a
                                      permanent member of the Council on Foreign Relations.

     The Board of Directors recommends a vote FOR each of our nominees for director.

Directors whose present terms continue until 2001:

                         Director
          Name            Since   Age           Principal Occupation and Directorships
          ----           -------- ---           --------------------------------------
Archie R. Dykes.........   1998    69 Dr. Dykes is Chairman of Capital City Holdings, Inc.,
                                      Nashville, Tennessee, a venture capital organization. Dr.
                                      Dykes served as Chairman and Chief Executive Officer of
                                      the Security Benefit Group of Companies from 1980 through
                                      1987. He served as Chancellor of the University of Kansas
                                      from 1973 to 1980. Before that he was Chancellor of the
                                      University of Tennessee. Dr. Dykes is a director of
                                      Fleming Companies, Inc., Hussmann International, Inc.,
                                      Whitman Corporation and the Employment Corporation. He is
                                      also a member of the Board of Trustees of the Kansas
                                      University Endowment Association and the William Allen
                                      White Foundation. He formerly served as Vice Chairman of
                                      the Commission on the Operation of the United States
                                      Senate and as a member of the Executive Committee of the
                                      Association of American Universities.

Wendel H. Province......   1998    52 Mr. Province has served as Chairman and Chief Executive
                                      Officer of Midas since January 1998. He joined The Pep
                                      Boys--Manny, Moe & Jack in 1989 as Senior Vice President
                                      of Merchandising, eventually becoming Executive Vice
                                      President and Chief Operating Officer of Pep Boys. Mr.
                                      Province's entire career has been in the automotive
                                      service industry, having previously served as Senior Vice
                                      President of Whitlock and Vice President of Autozone.

Directors whose present terms continue until 2002:

                         Director
          Name            Since   Age           Principal Occupation and Directorships
          ----           -------- ---           --------------------------------------
Thomas L. Bindley.......   1998    56 Mr. Bindley is President of Bindley Capital Corporation,
                                      a private investment and consulting firm, which he
                                      founded in 1998. From 1992 to 1998, Mr. Bindley served as
                                      Executive Vice President and Chief Financial Officer of
                                      Whitman Corporation, a producer and distributor of Pepsi-
                                      Cola brand products and a variety of other non-alcoholic
                                      beverages. Prior to joining Whitman, Mr. Bindley served
                                      in a similar capacity with Square D Company from 1986 to
                                      1991. During the previous eight years, he held several
                                      executive positions with McGraw Edison Company, including
                                      Senior Vice President--Finance and Vice President and
                                      Treasurer. Mr. Bindley is a Director of the Lincoln
                                      National Income Fund, Inc., the Lincoln National
                                      Convertible Securities Fund, Inc., and Strategic
                                      Equipment and Supply Corp. He also serves as a Director
                                      of Junior Achievement of Chicago and as a member of the
                                      Board of Advisors of the McDonough School of Business at
                                      Georgetown University. Mr. Bindley received his
                                      undergraduate degree from Georgetown University in 1965
                                      and an MBA degree from the Harvard Business School in
                                      1969.

Robert R. Schoeberl.....   1998    64 Mr. Schoeberl retired in 1994 as Executive Vice President and Member of the Executive Committee of Montgomery Ward,
                                      a mass retailer of consumer products. He was Senior Vice
                                      President of Sales and Marketing at GNB Automotive
                                      Batteries from 1982-1985. Mr. Schoeberl also serves as a
                                      Director of Tire & Battery Corporation and Lund
                                      Industries. He is a member of the Board of Trustees at
                                      Mount Mercy College and the Automotive Foundation.

Meetings and Committees of the Board

   The Board is responsible for the management of Midas. The Board meets on a regular basis to review Midas' operations, strategic and business plans, acquisitions and dispositions, and other significant developments affecting Midas, and to act on matters requiring approval of the Board. The Board also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management are regularly invited to Board meetings to discuss the progress of and future plans relating to their areas of responsibility.

   The Board met four times in 1999. All directors attended at least 75% of the meetings of the Board and the Committees on which that director served.

   To facilitate independent director review, and to make the most effective use of the directors' time and capabilities, the Board has established an Executive Committee, Audit and Finance Committee and Compensation Committee. None of the members of the Audit and Finance Committee or Compensation Committee is, or has been, an employee of Midas. The following table sets forth the membership of each committee.

                                       Audit and
                             Executive  Finance  Compensation
           Name              Committee Committee  Committee
           ----              --------- --------- ------------
           Herbert M. Baum.                            X
           Thomas L.
            Bindley........       X         X
           Archie R. Dykes.                            X*
           Jarobin Gilbert,
            Jr.............                 X*         X
           Wendel H.
            Province.......       X*
           Robert R.
            Schoeberl......       X         X

--------
*Chairperson

   The Executive Committee acts, except as limited by applicable law, in lieu of the full Board and between meetings of the Board. The Committee met one time in 1999.

   The Audit and Finance Committee reviews the audit report of Midas as prepared by its independent auditors, recommends the selection of independent auditors each year and reviews audit and any non-audit fees paid to the independent auditors of Midas. The Committee reviews Midas' internal audit reports and reports its findings and recommendations to the Board for appropriate action. The Committee also supervises the financial affairs of Midas. The Committee met four times in 1999.

   The Compensation Committee is responsible for supervising the compensation policies of Midas, administering employee incentive plans, reviewing officers' salaries, approving significant changes in salaried employee benefits and recommending to the Board such other forms of remuneration as it deems appropriate. The Committee met one time in 1999.

   The Board of Directors is responsible for considering nominations of prospective Board members. The Board will consider nominees recommended by other directors, shareholders and management who present for evaluation by the Board appropriate data with respect to the suggested candidate, provided that nominations by shareholders must be made in accordance with the By-Laws. See "Shareholder Proposals."

Compensation of Directors

   Directors who are not employees of Midas receive an annual retainer of $20,000, plus $1,000 for each meeting of the Board and $1,000 for each Board Committee meeting attended. The Chairperson of each Board Committee is paid an additional $3,000 annual retainer. In 1999, each of these directors was granted two ten-year options to purchase 1,000 shares of common stock with exercise prices equal to the fair market value of the common stock on the dates of grant. Each option becomes exercisable in equal annual installments on each of the first five anniversaries of the dates of grant. In the event of a Change in Control as defined in Midas' Stock Incentive Plan, each option becomes fully exercisable or in certain cases will be cashed out by Midas.

                                  PROPOSAL 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG LLP, independent public accountants, as the independent auditors of Midas for the fiscal year ending December 30, 2000. KPMG LLP has been the independent auditors of Midas for more than 20 years. We expect that a representative of KPMG LLP will attend the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

   The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 30, 2000.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth the beneficial ownership of the common stock on January 1, 2000 by each director of Midas, by each executive officer who is named in the summary compensation table and by all directors and executive officers of Midas as a group. The table also sets forth the beneficial ownership of the common stock on December 31, 1999 by each person known by Midas to be the beneficial owner of more than 5% of the common stock. Each of the following persons has sole voting and investment power with respect to the shares of common stock shown unless otherwise indicated.

                                                Amount and Nature of   Percent
        Name                                   Beneficial Ownership(a) of Class
        ----                                   ----------------------- --------
        Herbert M. Baum.......................            1,686             *
        Thomas L. Bindley.....................           10,248             *
        Archie R. Dykes.......................            2,774             *
        Jarobin Gilbert, Jr...................              471             *
        Wendel H. Province....................          296,692           1.9%
        Robert R. Schoeberl...................              333             *
        R. Lee Barclay........................          128,427             *
        James D. Hamrick......................           39,070             *
        Ronald J. McEvoy......................           60,848             *
        John A. Warzecha......................           74,404             *
        All Directors and Executive Officers
         as a Group (15 persons)..............          796,633(b)        5.1%
        Southeastern Asset Management, Inc.
         6410 Poplar Avenue
         Suite #900
         Memphis, TN 38119....................        1,919,795(c)       12.3%
        FMR Corp.
         82 Devonshire St.
         Boston, MA 02109.....................        1,760,100(d)       11.3%

--------
*  Less than 1%.

(a) Includes shares which the named director or executive officer has the right to acquire prior to March 1, 2000 through the exercise of stock options as follows: Mr. Baum, 333 shares; Mr. Bindley, 333 shares; Dr. Dykes, 333 shares; Mr. Gilbert, 333 shares; Mr. Shoeberl, 333 shares; Mr. Province, 178,666 shares; Mr. Barclay, 78,683 shares; Mr. McEvoy, 25,000 shares; Mr. Hamrick, 20,666 shares; and Mr. Warzecha, 45,692 shares.

(b) The number of shares shown as beneficially owned include 450,538 shares which the directors and executive officers have the right to acquire prior to March 1, 2000 through the exercise of stock options, 4,418 shares subject to possible forfeiture under outstanding restricted stock awards, and 25,976 shares representing the vested beneficial interest of such persons under Midas' Retirement Savings Plan.

(c) Based upon Amendment No. 2 to Schedule 13G furnished to Midas, Southeastern Asset Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940 ("Southeastern"), (i) shares voting power as to all reported shares except that it has sole voting power as to 152,195 shares and (ii) shares dispositive power as to all reported shares except that it has sole dispositive power as to 152,195 shares. The Amendment No. 2 to Schedule 13G was furnished jointly by Southeastern, Longleaf Partners Small-Cap Fund, an investment company registered under the Investment Company Act, and Mr. O. Mason Hawkins, Chairman of the Board and CEO of Southeastern.

(d) Based upon Amendment No. 1 to Schedule 13G furnished to Midas, FMR Corp., a parent holding company, has sole dispositive power as to all reported shares and does not have any voting power as to reported shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of all reported shares as a result of acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one such investment company, Fidelity Contrafund, amounted to 1,426,800 shares, or 9.1% of the common stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of Midas and persons who own more than ten percent of the common stock to file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and reports of changes in ownership of common stock. Such directors, officers and ten percent shareholders are required to furnish to Midas copies of all Section 16(a) reports that they file.

   To Midas' knowledge, based solely on a review of the copies of such reports furnished to Midas and written representations that no other reports were required during the fiscal year ended January 1, 2000, its directors, executive officers and ten percent shareholders complied with all applicable
Section 16(a) filing requirements.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following table shows annual and long-term compensation for Midas' Chief Executive Officer and the four other most highly compensated executive officers of Midas serving at the end of fiscal 1999. On January 30, 1998, Midas was spun-off (the "Distribution") from Whitman Corporation ("Whitman") and became an independent, publicly held company. References to restricted stock and stock options for 1997 relate to awards under Whitman's Stock Incentive Plan.

                          Summary Compensation Table

                                                                     Long-Term
                                                                   Compensation
                                     Annual Compensation             Awards(a)
                                 ----------------------------  ---------------------
                                                 Other Annual   Restricted  Options/  All Other
Name and Principal        Fiscal Salary   Bonus  Compensation  Stock Awards   SARs   Compensation
Position                   Year    ($)     ($)       ($)          ($)(b)      (#)       ($)(c)
------------------        ------ ------- ------- ------------  ------------ -------- ------------
Wendel H. Province         1999  550,000       0   273,001(d)        --      60,000     78,600
Chairman and CEO           1998  500,000 800,000   264,374           --     423,636     26,250
R. Lee Barclay             1999  259,000       0   101,521(e)        --      25,000     30,570
Executive Vice President   1998  254,000 190,500     7,402           --      61,364     17,700
and
Chief Financial Officer    1997  247,500  41,000    12,605       129,500     30,000     37,365
Ronald J. McEvoy           1999  275,000       0   395,625(f)        --      25,000     22,500
Executive Vice             1998  275,000 175,000    38,865           --     160,655      4,172
President,
Chief Information
Officer
James D. Hamrick           1999  220,000       0    55,593(g)        --      20,000     21,551
Senior Vice President--    1998  175,000 105,016   183,560           --      88,182     10,500
Merchandising
John A. Warzecha           1999  210,000       0    57,551(g)        --      20,000     21,553
Senior Vice President      1998  205,000  93,224     1,168           --      38,182     14,280
Franchise Operations and   1997  195,860  33,000     8,193        90,188     17,000     19,998
Sales

--------
(a) As a result of the Distribution, all Whitman restricted stock awards and Whitman stock options, including all restricted stock awards and stock options for 1997, that were outstanding on January 30, 1998 (except those held by John R. Moore, Midas' former President and CEO) were canceled and awards of restricted common stock and options to purchase common stock were granted in substitution of the Whitman awards. These substitute awards are not reflected as compensation during 1998 in the summary compensation table.
(b) The number of shares of restricted common stock and their market value held by Messrs. Province, Barclay, McEvoy, Hamrick and Warzecha at January 1, 2000, was as follows: Mr. Province, 113,636 shares ($2,485,788); Mr.
    Barclay, 38,224 shares ($836,150); Mr. McEvoy, 35,655 shares ($779,953);
    Mr. Hamrick, 18,182 shares ($397,731); and Mr. Warzecha, 19,478 shares ($426,081). Except for 1,860 and 1,296 shares held by Messrs. Barclay and Warzecha, respectively, all of these shares of restricted stock were purchased by the executive officers in connection with Midas' executive stock ownership guidelines. See "Indebtedness of Management." The 1,860 and 1,296 shares held by Messrs. Barclay and Warzecha vest May 1, 2000. All other restricted shares vest March 17, 2002. Dividends are paid on restricted stock at the times and in the same amount as dividends paid to all shareholders.
(c) The amounts shown for All Other Compensation in 1999 are company matching contributions under qualified and/or non-qualified defined contribution plans.
(d) Includes $118,355 in interest expense upon the loan interest attributable to acquisition of restricted stock pursuant to Midas' executive stock ownership guidelines.
(e) Includes $37,874 in interest expense upon the loan interest attributable to acquisition of restricted stock pursuant to Midas' executive stock ownership guidelines, and a $18,600 car allowance.
(f) Includes $201,546 for relocation expenses in connection with Mr. McEvoy's commencement of employment, and $37,874 in interest expense upon the loan interest attributable to acquisition of restricted stock pursuant to Midas' executive stock ownership guidelines.
(g) Includes $18,937 in interest expense upon the loan interest attributable to acquisition of restricted stock pursuant to Midas' executive stock ownership guidelines, and a $18,600 car allowance.

Option Grants in Fiscal 1999

   The following table shows, for each of the executive officers named in the summary compensation table, options to purchase common stock granted during fiscal 1999 under Midas' Stock Incentive Plan. No stock appreciation rights were granted during 1999.

                                                                       Potential Realizable
                                                                      Value at Assumed Annual
                         Number of  % of Total                         Rates of Stock Price
                         Securities  Options                          Appreciation for Option
                         Underlying Granted to                               Term (b)
                          Options   Employees   Exercise   Expiration -----------------------
 Name                    Granted(a)  in 1999   Price($/Sh)    Date      5%($)       10%($)
 ----                    ---------- ---------- ----------- ---------- -----------------------
Wendel H. Province......   60,000      16.9       24.95     7/16/09      941,400    2,385,600
R. Lee Barclay..........   25,000       6.8       24.95     7/16/09      392,250      994,000
Ronald J. McEvoy........   25,000       6.8       24.95     7/16/09      392,250      994,000
James D. Hamrick........   20,000       5.6       24.95     7/16/09      313,800      795,200
John A. Warzecha........   20,000       5.6       24.95     7/16/09      313,800      795,200

--------
(a) Each option granted with an exercise price equal to the fair market value of the common stock on the date of grant. Option becomes exercisable in equal annual installments on each of the first five anniversaries of the date of grant. In the event of a change in control as defined in Midas' Stock Incentive Plan, option becomes fully exercisable or in certain cases will be cashed out by Midas.
(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of common stock. The calculations were based on the exercise price per share and the term of the options.

Option Exercises in Fiscal 1999 and Fiscal Year-End Option Values

   The following table shows information with respect to the executive officers named in the summary compensation table regarding the exercise of options to purchase common stock during fiscal 1999 and unexercised options held as of January 1, 2000.

                                             Number of Securities
                                                  Underlying           Value of Unexercised
                          Shares              Unexercised Options          In-the-Money
                         Acquired                   Held at                 Options at
                            On     Value        January 1, 2000           January 1, 2000
                         Exercise Realized            (#)                     ($)(a)
Name                       (#)      ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                     -------- -------- ------------------------- -------------------------
Wendel H. Province...... 113,636    (b)         95,333/370,000            468,748/938,335
R. Lee Barclay..........  61,364  547,867        78,683/60,994            490,767/119,315
Ronald J. McEvoy........  35,655    (b)         25,000/125,000                        0/0
James D. Hamrick........  18,182    (b)          20,666/69,334             72,914/146,003
John A. Warzecha........  18,182    (b)          45,692/45,064             293,754/67,617

--------

(a) Based on the closing price of the common stock ($21.88) on December 31, 1999, as reported for New York Stock Exchange Composite Transactions.
(b) All shares acquired on exercise (with the exception of 25,000 shares purchased by Mr. Barclay) were shares of restricted stock for which no value was realized. On the date of exercise, the difference between the aggregate market price of the restricted shares and the exercise price was $1,477,268 for Mr. Province, $472,732 for Mr. Barclay, $463,515 for Mr.
    McEvoy, and $236,366 for Messrs. Hamrick and Warzecha.

Pension Plans

   Midas maintains qualified, defined benefit pension plans and nonqualified retirement plans paying benefits in optional forms elected by the employee based upon percentage multipliers which are applied to covered compensation and credited service. The benefit formula provides a normal retirement benefit of 1% of covered compensation for each year of credited service (excluding 1989-1991), up to a maximum of 20 years. The benefit formula also includes special minimum benefits based on credited service accrued through December 31, 1988, and covered compensation at retirement.

   The following table reflects future benefits, payable as life annuities upon retirement, in terms of a range of amounts determined under the benefit formula mentioned above, at representative periods of credited service. For Messrs. Barclay and Warzecha the annual benefit will be reduced by $23,253 and $7,940, respectively, to reflect a lump sum payment in 1998 of the present value of their then accrued benefit under the nonqualified portion of the pension plan.

                           Projected Annual Pension

                                                Years of Credited Service (b)
                                             ----------------------------------
        Covered
      Compensation                                                        20
          (a)                                   5       10       15    or more
      ------------                           ------- -------- -------- --------
       $  300,000........................... $15,000 $ 30,000 $ 45,000 $ 60,000
          400,000...........................  20,000   40,000   60,000   80,000
          500,000...........................  25,000   50,000   75,000  100,000
          600,000...........................  30,000   60,000   90,000  120,000
          700,000...........................  35,000   70,000  105,000  140,000
          800,000...........................  40,000   80,000  120,000  160,000
          900,000...........................  45,000   90,000  135,000  180,000
        1,000,000...........................  50,000  100,000  150,000  200,000
        1,100,000...........................  55,000  110,000  165,000  220,000
        1,200,000...........................  60,000  120,000  180,000  240,000

--------
(a) Covered compensation includes salary and bonus, as shown in the summary compensation table, averaged over the five consecutive years in which such compensation is the highest.
(b) As of January 1, 2000, Messrs. Province, Barclay, McEvoy, Hamrick and Warzecha had 2, 19, 1, 2 and 21 years of credited service.

Termination Benefits

   Midas has entered into Change in Control Agreements (the "Change in Control Agreements"), with Messrs. Province, Barclay, McEvoy, Hamrick, Warzecha and certain other officers. The Change in Control Agreements were a result of a determination by the Board that it was important and in the best interests of Midas and its shareholders to ensure that, in the event of a possible change in control of Midas, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such possible change in control.

   For purposes of the Change in Control Agreements, a "change in control" includes (i) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Midas' assets, other than a transaction in which the beneficial owners of the common stock prior to the transaction own at least two-thirds of the voting securities of the corporation resulting from such transaction, no person owns 25% or more of the voting securities of the corporation resulting from such transaction and the members of the Midas Board constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction,
(ii) the consummation of a plan of complete liquidation or dissolution of Midas, (iii) the acquisition by any person or group of 25% or more of Midas' voting securities, or (iv) persons who are directors of Midas on January 30, 1998 (or their successors as approved by a majority of the members of the Midas Board) cease to constitute a majority of the Midas Board.

   Benefits are payable under the Change in Control Agreements only if a change in control has occurred and within three years thereafter the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefits to be provided to officers under the Change in Control Agreements are (i) a lump sum payment equal to three years' compensation (base salary and incentive compensation), and (ii) continued participation in Midas' employee benefit programs or equivalent benefits for three years following termination. The Change in Control Agreements provide that, if separation payments thereunder, either alone or together with payments under any other plan of Midas, would constitute a "parachute payment" as defined in the Internal Revenue Code (the "Code") and subject the officer to the excise tax imposed by Section 4999 of the Code, Midas will pay such tax and any taxes on such payment.

   The Change in Control Agreements are not employment agreements, and do not impair the right of Midas to terminate the employment of the officer with or without cause prior to a change in control, or, absent a potential or pending change in control, the right of the officer to voluntarily terminate his employment.

Report on Executive Compensation

   The Compensation Committee is comprised of three independent directors. The Committee approves the compensation for the executive officers of Midas named in the Summary Compensation Table and other executive officers, except that the Committee reviews and recommends to the Board of Directors for its approval the compensation of Mr. Province. The Committee's responsibilities include authorizing all salary increases for executive officers and direct reports to the Chief Executive Officer, approving the formula, performance goals and awards under the Annual Incentive Compensation Plan and the Stock Incentive Plan, and reviewing salary policy for all salaried employees.

   Actual and potential awards as well as performance criteria vary in proportion to each executive officer's accountability and responsibility for the performance of the Company with respect to policy making and execution. Midas' salary policies and executive compensation plans are expressly constituted to encourage and reinforce individual and collective performance leading to increased shareholder value. Midas' programs also seek to align short and long-term executive compensation opportunities with the interests of shareholders. The short-term incentive plan focuses on continuous improvement in annual financial performance. The long-term program is designed to reward creation of shareholder value through stock appreciation and dividend growth.

   The Committee, with the assistance of independent compensation consultants, has recently assessed the consistency of Midas' executive compensation programs with the Committee's guidelines, the Company's business strategy and general market practices. The consultant's review was based on a competitive analysis of Midas' compensation practices when compared to a group of domestic companies of similar size and engaged in similar lines of business. While not identical to the peer group of companies used in the Performance Graph contained in this Proxy Statement, this comparator group includes those competitors with whom Midas competes for executive talent. The compensation practices were also benchmarked against a much larger database of companies in order to provide a broader representation of companies for which Midas competes for executive talent. The Committee was satisfied that the executive compensation program is consistent with it's stated policy as set forth below. For the 1999 fiscal year, executive compensation was comprised of base salary and stock options under the Stock Incentive Plan.

Base Salary

   Base salary ranges for executive officers, as well as all salaried employees of Midas, are determined pursuant to a widely-used job evaluation system, which the company has had in place for some time. However, salary ranges are not based exclusively on a formula; rather, the salary ranges are derived from each position's required skills and responsibilities as compared to the average salary level of like positions within comparable companies provided through various relevant independently generated databases. For the named executive officers, the databases included the group of comparator companies referenced above.

   While Midas generally targets executive base salaries at the market median (the 50th percentile) to establish the relevant salary ranges, the Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, involving, among other things, individual performance, experience and longer term potential. The Committee approves salary actions for approximately 30 key executive positions.

   The performance of each executive officer is typically evaluated annually following the close of the fiscal year so each executive's performance can be assessed within the context of Midas' financial performance for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive's management skills and experiences, and the individual contribution to the performance and profitability of the Company.

CEO Compensation

   Mr. Province's salary was originally established pursuant to an offer of employment just prior to the spin-off of the Company from Whitman Corporation, and was consistent with what was deemed necessary and appropriate to attract and retain a proven executive to assume the position of Chairman and Chief Executive Officer. In January 1999, Mr. Province's salary was increased 10% after a review by the Committee of the CEO's performance in Midas' first year as a public company.

Annual Incentives

   The executive officers named in the Summary Compensation Table, together with approximately twenty-five additional executives participate in the Annual Incentive Plan. The Committee administers the Annual Incentive Plan. The Committee has the power to extend, amend or terminate the Annual Incentive Plan and to approve or modify the incentive formula, performance measures and/or the target and actual awards. Target amounts payable under the Annual Incentive Plan are proportionate to each participant's accountability for the business plans of Midas and are expressed as a percentage of base salary. The amount of incentive compensation for any participant in the Annual Incentive Plan is first dependent on funding the incentive pool based on achievement of budgeted financial results by Midas. Actual incentive award payouts in relationship to the target incentive are attributable to pre-established financial and individual performance objectives. The Company paid no incentive awards for the 1999 plan year.

Stock-Based Long-Term Incentives

   Midas directly aligns the interests of management with those of its shareholders through the Stock Incentive Plan and through the periodic grant of stock options to its executives. General stock option grant guidelines have been established based on competitive practices of similarly situated general industry and other specialty retail companies, the executive's position, and the ability to influence longer-term operating performance. In making grants of stock options, the Committee considers the performance of the Company since the last grant, the level of stock options previously granted to the executive, and the performance of the executive.

   Midas' Stock Incentive Plan provides for the grant of non-qualified and incentive stock options at exercise prices equal to the closing market price on the date of grant. On July 16, 1999, the Committee approved a grant of options to purchase shares for Messrs. Province (60,000 shares), Barclay (25,000 shares), McEvoy (25,000), Hamrick (20,000 shares), and Warzecha (20,000 shares). Options granted to the Chief Executive Officer and the other executives are generally exercisable for ten years, absent earlier termination of employment, and provide for deferred vesting over five years to encourage retention of executives. The Stock Incentive Plan provides executives of Midas with a significant interest in the creation of shareholder value through long-term growth in the price of common stock.

   The Committee believes that direct ownership of Midas stock serves to further align executive interest with that of shareholders. Accordingly all member of senior management, including the CEO, are subject to guidelines which call for ownership of Midas shares in an amount equal to multiples of their base salary. During 1999, to facilitate the purchase of Midas stock, the Company provided loans to certain executives. Such loans provide for full recourse in the event of default and are payable in full no later than March, 2003.

   The Committee's current policy is that compensation payable to the Company's named executive officers should generally meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code. However, tax deductibility is only one criterion the Committee considers when establishing compensation programs and strategy. The Stock Incentive Plan is structured with the intention that compensation payable pursuant to this plan would qualify as "performance based" compensation which is not subject to the deductibility limit under Section 162(m). All compensation paid to the CEO and named officers in 1999 was deductible.

   This report is submitted by the Compensation Committee:

                                          Archie R. Dykes, Chairman
                                          Herbert M. Baum
                                          Jarobin Gilbert, Jr.

Performance Graph

   The following performance graph compares Midas' cumulative total shareholder return on the common stock from January 30, 1998 (the date of the Distribution) to January 1, 2000 with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Retail Specialty Index ("Peer Group"), neither of which includes Midas. The companies in the Peer Group include AutoZone Inc., Pep Boys, Staples Inc., Toys R Us Holding Cos. and Venator Group Inc. These comparisons assume an initial investment of $100 and the reinvestment of dividends.


              1/30/98 6/27/98 12/26/98 6/26/99 1/1/00
-----------------------------------------------------
  Midas       100.00  128.79   198.83  152.33  136.95
-----------------------------------------------------
  S&P 500     100.00  115.60   125.09  138.46  152.38
-----------------------------------------------------
  Peer Group  100.00   96.31    86.55   86.66   58.44


                           INDEBTEDNESS OF MANAGEMENT

   In connection with Midas' executive stock ownership guidelines, Messrs. Barclay, Hamrick, Hutchison, Klaisle, McEvoy, Province, Sorensen and Warzecha became indebted to Midas solely for the purpose of purchasing shares of common stock. Each borrower is an executive officer of Midas and Mr. Province is also Chairman of the Board. Each loan bears interest at 6% per annum and has a four-year term that is accelerated no later than one month after a termination of employment. Midas has agreed to waive interest that accrues while the borrower is employed by Midas. The largest amounts outstanding since the beginning of fiscal year 1999, and the amounts outstanding at March 23, 2000, were $2,479,992 for Mr. Province (113,636 shares); $800,008 for Mr. Barclay (36,364 shares); $800,009 for Mr. McEvoy (35,655 shares); and $400,004 for each of Messrs. Hamrick, Hutchison, Klaisle, Sorensen and Warzecha (18,182 shares each).

                             SHAREHOLDER PROPOSALS

   In order to be considered for inclusion in Midas' proxy materials for the 2001 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary no later than November 30, 2000. In addition, regardless of whether a shareholder proposal is set forth in the notice of annual meeting to a proxy statement as a matter to be considered by shareholders, Midas' Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2000 annual meeting may consider a proposal or nomination brought by a shareholder of record on March 23, 2000, who is entitled to vote at the 2000 annual meeting and who has given the Corporate Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2000 annual meeting must have been received by the Corporate Secretary after the close of business on February 5, 2000 and prior to the close of business on February 25, 2000. The Corporate Secretary did not receive notice of any shareholder proposal or nomination relating to the 2000 annual meeting. The 2001 annual meeting is expected to be held on May 3, 2001. A shareholder proposal or nomination intended to be brought before the 2001 annual meeting must be received by the Corporate Secretary after the close of business on February 9, 2001 and prior to the close of business on March 1, 2001. All proposals and nominations should be addressed to Midas, Inc., 1300 Arlington Heights Road, Itasca, Illiois 60143, Attention: Corporate Secretary.

                                    GENERAL

   Midas will bear the entire cost of soliciting proxies for the annual meeting. Proxies will be solicited by mail, and may be solicited personally by directors, officers or employees of Midas who will not receive special compensation for such services. Midas will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of common stock. Midas has also engaged Georgeson Shareholder Communications Inc. to solicit proxies at a cost of approximately $6,500.

   We mailed a copy of Midas' 1999 Annual Report to Shareholders with this proxy statement.

   A copy of Midas' 1999 Annual Report on Form 10-K may be obtained without charge upon written request to Midas, Inc., 1300 Arlington Heights Road, Itasca, Illinois 60143, Attention: Corporate Secretary. A reasonable charge will be made for requested exhibits.

                                          By Order of the Board of Directors
                                          Robert H. Sorensen
                                          Corporate Secretary

Chicago, Illinois
March 30, 2000

P R O X Y
                              COMMON STOCK PROXY

                                  Midas, Inc.
                          1300 Arlington Heights Road
                            Itasca, Illinois 60143

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R. Lee Barclay and Robert H. Sorensen, or either of them (each with full power of substitution), are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote of personally present at the Annual Meeting of Shareholders of Midas, Inc. to be held on May 11, 2000, and at any adjournment thereof as specified on reverse side.

Election of Directors, Nominees:                  (change of address)
1. Herbet M. Baum                    ___________________________________________
2. Jarobin Gilbert, Jr.              ___________________________________________
                                     ___________________________________________
                                     ___________________________________________

                          (continued on reverse side)         [SEE REVERSE SIDE]


                           . FOLD AND DETACH HERE .

[X] Please mark your                                                   |  2432
    votes as in this                                                   ---------
    example.

The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR proposals 1 and 2. This proxy revokes any proxy previously given.

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                        FOR    WITHHELD                                                         FOR   AGAINST   ABSTAIN
1. Election of          [ ]      [ ]                           2. Proposal to ratify the        [ ]     [ ]       [ ]
   Directors                                                   appointment of KPMG LLP as
                                                               independent auditors of
For, except vote withheld from the following nominee(s):       Midas Inc, for the fiscal year
                                                               ending December 30, 2000.
________________________________________________________
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
In their discretion upon other business as may properly be brought before the meeting.



------------------------------------------------------------------------------------------------------------------------

                                              If you plan to attend the Annual          [  ]
                                              meeting, please check the box and an
                                              admittance card will be mailed to you.

                                                                          Change of     [  ]
                                                                         address on
                                                                       reverse side

                                         IMPORTANT: Please sign exactly as your name(s) appear to the left. Joint owners should each sign personally. If you sign as agent or any other capacity, please state the capacity in which you sign.

                                         _______________________________________________________________________________

                                         _______________________________________________________________________________
                                         SIGNATURE(S)                                                 DATE

                            .FOLD AND DETACH HERE.


Dear Shareholder:

Midas, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares via a toll-free telephone number or via the Internet. This eliminates the need to return the proxy card.

To vote your shares by telephone or Internet, you must use the control number printed on your proxy card. The series of numbers that appear in the box above must be used to access the system.

1. To vote by telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, 7 days a week

2. To vote over the Internet: Go to the website http://www.eproxyvote.com/mds

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 Your vote is important. Thank you for voting.